Exhibit 10.4

INTELLECTUAL PROPERTY LICENSE AGREEMENT

by and between

V.F. CORPORATION

and

[—]

Dated as of [—]

INTELLECTUAL PROPERTY LICENSE AGREEMENT

This INTELLECTUAL PROPERTY LICENSE AGREEMENT (this “Agreement”), dated as of [—], 2019 (the “Effective Date”), is made by and between V.F. Corporation, a Pennsylvania corporation (“VF”) and [—], a [—] (“Licensee”).

WHEREAS, pursuant to the Separation and Distribution Agreement between VF and Kontoor Brands, Inc. (“Kontoor Brands”) of even date herewith (the “Separation and Distribution Agreement”), VF has contributed, transferred and conveyed to Kontoor Brands certain of VF’s assets, and Kontoor Brands has assumed certain of VF’s liabilities, in each case, related to the Jeanswear Business, and as a result of such transactions, Kontoor Brands will operate separately from VF after the date hereof.

WHEREAS, as a result of the transactions contemplated by the Separation and Distribution Agreement, Licensee will be a Subsidiary of Kontoor Brands and a member of the Kontoor Brands Group;

WHEREAS, Licensee, on behalf of itself and the other members of the Kontoor Brands Group, desires to obtain, and VF, on behalf of itself and the other members of its Group, is willing to grant, certain rights and licenses to use the Licensed VF IP (as defined below) and the VF Names and Marks in connection with the Jeanswear Business solely as set forth in this Agreement; and

WHEREAS, the Separation and Distribution Agreement requires the execution and delivery of this Agreement;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Certain Definitions. For the purposes of this Agreement the following terms shall have the following meanings; provided that capitalized terms used but not otherwise defined in this Section 1.01 shall have the respective meanings ascribed to such terms in the Separation and Distribution Agreement:

“Advertising Materials” means any and all advertising, marketing, and promotional images created primarily to advertise, market, or promote any denim, apparel, accessories, footwear or related products in connection with the operation of the Jeanswear Business.

“Agreement” has the meaning set forth in the preamble.

“Effective Date” has the meaning set forth in the preamble.

“Kontoor Brands” has the meaning set forth in the preamble.

“Licensee” has the meaning set forth in the preamble.

“Licensed Jeanswear Business” has the meaning set forth in Section 2.01.

“Licensed VF IP” has the meaning set forth in Section 2.01.

“Separation and Distribution Agreement” has the meaning set forth in the recitals.

“VF” has the meaning set forth in the preamble.

“VF License” has the meaning set forth in Section 2.01.

Section 1.02. Other Definitional and Interpretative Provisions. (a) In this Agreement, unless the context clearly indicates otherwise:

(i) words used in the singular include the plural and words used in the plural include the singular;

(ii) references to any Person include such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement;

(iii) except as otherwise clearly indicated, reference to any gender includes the other gender;

(iv) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”;

(v) reference to any Article or Section means such Article or Section of this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

(vi) the words “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

(vii) reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(viii) reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(ix) relative to the determination of any period of time, “from” means “from and including,” “to” means “to and including” and “through” means “through and including”;

(x) the titles to Articles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement; and

(xi) unless otherwise specified in this Agreement, all references to dollar amounts herein shall be in respect of lawful currency of the United States.

ARTICLE 2

GRANT OF LICENSE

Section 2.01. VF License. Effective as of immediately prior to the Contribution, VF (on behalf of itself and the other members of the VF Group) hereby grants to Licensee and the other members of the Kontoor Brands Group a non-exclusive, worldwide, fully paid-up, royalty-free, non-transferable (except as set forth herein), non-sublicensable (except as set forth herein) license (the “VF License”) under the Intellectual Property owned by the VF Group and included in the VF Assets (excluding any Trademarks), but only to the extent such Intellectual Property is used or held for use in the Jeanswear Business as of the Distribution Time (collectively, the “Licensed VF IP”) to use, reproduce, create derivative works of, modify, distribute, make, have made, sell, offer for sale or import products and services solely in connection with the operation of the Jeanswear Business as conducted as of the Distribution Time and the natural extensions and evolutions thereof (the “Licensed Jeanswear Business”).

Section 2.02. Sublicensing. The VF License includes the right for Licensee to grant a sublicense to manufacturers, suppliers, distributors, contractors or consultants of the Licensed Jeanswear Business solely for the purpose of providing products and services to, or otherwise acting on behalf of and at the direction of, Licensee; provided that (i) each permitted sublicensee under this Section 2.02 shall be bound by all obligations of

Licensee under this Agreement relating to the VF License; (ii) Licensee shall be liable for any breach of the terms and conditions of this Agreement with respect to the VF License by any such sublicensee and (iii) any sublicense granted hereunder shall terminate upon the termination of the VF License.

Section 2.03. Assistance. Notwithstanding anything in this Agreement to the contrary, with respect to the Licensed VF IP, neither VF nor any other member of its Group shall be obligated to provide any materials or embodiments of or related to such Licensed VF IP or any documentation, assistance, training, guidance, maintenance, support or any other service of any kind whatsoever to the Licensee, any other member of the Kontoor Brands Group, or any of Licensee’s permitted sublicensees with respect to its or their use, installation or maintenance of such Licensed VF IP.

Section 2.04. Trademark Phase Out.

(a) Effective as of immediately prior to the Contribution, subject to the terms and conditions of this Section 2.04, VF, on behalf of itself and its Affiliates, hereby grants to Licensee and the other members of the Kontoor Brands Group a limited, non-exclusive, royalty-free, fully paid-up, non-transferable, non-sublicensable license to use the VF Names and Marks (i) for a period of twenty-four (24) months (the “VF Outlets License Period”), but solely on the signage for the VF outlets business which bear such VF Names and Marks as of the Distribution Time, (ii) for a period of thirty-six (36) months (the “Inventory License Period”), but solely to sell off any inventory existing as of the Distribution Time or manufactured during the Phase Out Period to the extent bearing such VF Names and Marks (“Existing VF Inventory”) and (iii) unless and until terminated pursuant to Section 2.04(e), solely in connection with (A) the continued public display, use and other exploitation of Advertising Materials to the extent included in the Kontoor Brands Asset and containing products bearing any such VF Names and Marks as of the Distribution Time and (b) the creation, modification, public display, use and other exploitation of new Advertising Materials incorporating products bearing any such VF Names and Marks following the Distribution Time (the license granted pursuant to this Section 2.04(c)(iii), the “Advertising Materials License” and (collectively, the licenses granted pursuant to this Section 2.05(a), the “Transitional Licenses”).

(b) Any use of the VF Names and Marks by Licensee and the other members of the Kontoor Brands Group pursuant to this Section 2.04 shall be (i) in a manner substantially similar to the use of such VF Names and Marks as of immediately prior to the Distribution Time, (ii) subject to any style or other usage guidelines in effect as of the Distribution Time or as VF may provide to Licensee from time to time and (iii) to the extent that such VF Names and Marks were used by VF and its Affiliates (including, for the avoidance of doubt, Licensee and the other members of the Kontoor Brands Group) as of immediately prior to the Distribution Time in connection with products (including Existing VF Inventory), services and other materials, used in connection with such products, services and other materials of at least the same or higher quality with respect thereto.

(c) During the VF Outlets License Period, any VF outlet stores bearing the VF Names and Marks shall be managed and maintained in a manner consistent with such practices as of immediately prior to the Distribution Time (including by offering a comparable quality and mix of products at comparable prices as offered immediately prior to the Distribution Time). If Licensee or any other member of the Kontoor Brands Group desires to use the VF Names and Marks on the signage for the VF outlets business beyond the VF Outlets License Period, Licensee or such member of the Kontoor Brands Group shall provide VF with written notice no later than six (6) months prior to the expiration of the VF Outlets License Period (it being understood that after the receipt of such notice, VF and Licensee or the applicable member of the Kontoor Brands Group shall negotiate in good faith an arms-length, non-exclusive, royalty-bearing trademark license agreement, not to exceed an additional eighteen (18) months beyond the expiration of the VF Outlets License Period). Pursuant to such trademark license agreement, Licensee or the applicable member of the Kontoor Brands Group shall pay VF a royalty of two percent (2%) of the net sales of any VF outlets stores bearing the VF Names and Marks. The trademark license agreement shall also contain such other terms as are customary to an arms-length commercial agreement of its nature, including with respect to VF’s quality control, auditing and approval rights, termination provisions and Licensee’s (or the applicable member of the Kontoor Brands Group’s) recordkeeping and indemnification obligations.

(d) Notwithstanding anything herein to the contrary, Licensee and the other members of the Kontoor Brands Group shall use commercially reasonable efforts to sell off any Existing VF Inventory as promptly as practicable following the Distribution Time, and in any prior to the expiration of the Inventory License Period. Every six (6) months during the Inventory License Period, Licensee shall provide VF with a written report setting forth in detail (i) the amount of Existing VF Inventory sold during the previous six (6) months and (ii) the amount of Existing VF Inventory remaining in stock (it being understood that, so long as VF is reasonably satisfied that Licensee and the other members of the Kontoor Brands Group are exercising commercially reasonable efforts to sell off any such Existing VF Inventory during the initial Inventory License Period, in the event that the Existing VF Inventory has not been exhausted by end of such Inventory License Period, if requested in writing by Licensee, the Inventory License Period may be extended by up to an additional two (2) years upon VF’s prior written consent, which shall not be unreasonably withheld).

(e) Notwithstanding anything herein to the contrary, VF may terminate the Advertising Materials License in its sole discretion upon (30) days’ prior written notice to Licensee. Upon any such termination of the Advertising Materials License, Licensee shall, and shall cause the other members of the Kontoor Brands Group to, cease any and all uses of the VF Names and Mark in connection with Advertising Materials as promptly as reasonably practicable, and in any event within thirty (30) days of receiving such written notice; provided that, for the avoidance of doubt, Licensee and the other members of the Kontoor Brands Group may continue to use any Advertising Materials existing at the time of such termination so long as that any and all VF Names and Marks used in connection with such Advertising Materials are relabeled, covered, struck over, or otherwise removed therefrom so as not to be visible, displayed or otherwise used on such Advertising Materials.

(f) VF shall have the right to inspect the use of the VF Names and Marks by Licensee and the other members of the Kontoor Brands Group pursuant to the Transitional Licenses to ensure compliance with the requirements of this Section 2.04. In the event that VF finds, in its sole discretion, that any such use deviates from such requirements, Licensee or the applicable member of the Kontoor Brands Group shall, as promptly as practicable, take all necessary steps to correct such non-conforming use of the VF Names and Marks. Upon termination of the VF Outlets License Period or the Inventory License Period, as applicable, all corresponding rights of Licensee and the other members of the Kontoor Brands Group to use the VF Names and Marks shall automatically terminate, and Licensee and the other members of the Kontoor Brands Group shall immediately cease such use of the VF Names and Marks.

(g) Licensee, on behalf of itself and the other members of the Kontoor Brands Group, acknowledges and agrees that neither Licensee nor any other member of the Kontoor Brands Group shall (i) except as expressly set forth in this Section 2.04, have any rights in or to any of the VF Names and Marks or (ii) contest the validity of any of the VF Names and Marks or VF’s or its Affiliates’ ownership rights therein or thereto. Any and all goodwill generated by the use of the VF Names and Marks under this Section 2.04 shall inure solely to the benefit of VF and its Affiliates. Neither Licensee nor any other member of the Kontoor Brands Group shall use the VF Names and Marks in any manner that may harm, damage, disparage, challenge, bring into disrepute, impair or tarnish the reputation or goodwill associated with VF or any of its Affiliates, or any of the VF Names and Marks.

Section 2.05. CHEM-IQ. For the avoidance of doubt, notwithstanding anything in this Agreement, the Separation and Distribution Agreement or any of the other Ancillary Agreements to the contrary, following the Distribution Time, Licensee and the other members of the Kontoor Brands Group may exploit the CHEM-IQ mark and any of the related materials in accordance with VF’s practice of making such materials generally available to third parties on its website free of charge, subject to any terms and conditions associated with such use. Licensee, on behalf of itself and the other members of the Kontoor Brands Group, acknowledges and agrees that nothing herein shall be construed as making any representation or warranty of any kind with respect to the CHEM-IQ mark and any of the related materials.

Section 2.06. Retention of Rights. Licensee (on behalf of itself and the other members of the Kontoor Brands Group) acknowledges and agrees that, with respect to the Licensed VF IP and the VF Names and Marks, (i) as between the Kontoor Brands Group and the VF Group, VF and the other members of its Group are the sole and exclusive owners of all right, title and interest in and to such Licensed VF IP and VF Names and Marks and (ii) the VF License (including any sublicensing rights granted in ýSection 2.02) and Transitional Licenses are subject to, and limited by, any and all licenses, rights, limitations and restrictions with respect thereto previously granted to or otherwise obtained by any third party that are in effect as of the date hereof. All rights not expressly granted by VF (on behalf of itself and the other members of its Group) herein are hereby retained by the VF Group.

ARTICLE 3. DISCLAIMER.

Section 3.01. THE TRANSITIONAL LICENSES AND VF LICENSE AND ALL OTHER RIGHTS GRANTED HEREUNDER ARE MADE ON AN “AS IS, WHERE IS” BASIS, AND VF HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF ANY KIND, INCLUDING WITHOUT LIMITATION, THOSE REGARDING MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OF NON-INFRINGEMENT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, VF SHALL NOT BE LIABLE UNDER ANY LEGAL OR EQUITABLE THEORY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND EVEN IF VF HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE 4

GENERAL

Section 4.01. Assignment. The provisions of this Agreement (including the VF License and Transitional Licenses) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (including the VF License and Transitional Licenses) without the consent of the other party hereto. Subject to the foregoing, if any party or any of its successors or permitted assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of such party shall assume all of the obligations of such party under this Agreement.

Section 4.02. Interpretation; Incorporation of Terms by Reference. This Agreement is an “Ancillary Agreement” as such term is defined in the Separation and Distribution Agreement and shall be interpreted in accordance with the terms of the Separation and Distribution Agreement in all respects; provided that in the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Separation and Distribution Agreement in respect of the subject matter of this Agreement, the terms of this Agreement shall control in all respects. Article 6 (other than Section 6.03 and 6.04) of the Separation and Distribution Agreement shall each be incorporated herein by reference, mutatis mutandis, as if set forth in full herein; provided that any such provisions therein binding with respect to Kontoor Brands shall, for the purposes of this Agreement, be binding on Licensee.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

V.F. Corporation

By:
Name:
Title:

[—]

By:
Name:
Title: